Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006, in Amendment No. 1 to the Registration Statement on (Form S-1 No. 333-132414) and related Prospectus of Golfsmith International Holdings, Inc. dated April 19, 2006.
/s/ Ernst & Young LLP
Austin, Texas
April 19, 2006